UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016 (May 17, 2016)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On May 20, 2016, Nasdaq, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Third Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated June 7, 2013, between the Company and the Trustee. The Supplemental Indenture relates to the Company’s 1.750% Senior Notes due 2023 (the “Senior Notes”). Also on May 20, 2016, the Company issued and sold €600 million aggregate principal amount of the Senior Notes in a public offering pursuant to its Registration Statement on Form S-3 (No. 333-209080) (the “Registration Statement”) filed with the Securities and Exchange Commission on January 22, 2016. The Supplemental Indenture includes the form of the Senior Notes.

The Senior Notes will pay interest annually at a rate of 1.750% per annum and will mature on May 19, 2023. The Company expects to use the net proceeds from the offering of the Senior Notes for general corporate purposes, which may include, without limitation, the repayment of indebtedness and the funding of the cash consideration payable in connection with the Company’s acquisition of 100% of the equity interests in U.S. Exchange Holdings, Inc. (the indirect owner of three electronic options exchanges: International Securities Exchange, ISE Gemini and ISE Mercury) (the “ISE Transaction”) or other future acquisitions.

The Supplemental Indenture is filed herewith as Exhibit 4.1. The description of the Supplemental Indenture is qualified in its entirety by reference thereto.

Underwriting Agreement

On May 17, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Mizuho International plc, Skandinaviska Enskilda Banken AB (publ), Wells Fargo Securities International Limited, HSBC Bank plc and The Toronto-Dominion Bank, as the underwriters, relating to the sale by the Company of €600 million aggregate principal amount of Senior Notes.

The underwriters or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and may do so in the future.

The Underwriting Agreement is filed herewith as Exhibit 1.1. The description of the Underwriting Agreement is qualified in its entirety by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01.	Other Events.

On March 9, 2016, the Company entered into that certain Commitment Letter and Engagement Letter, (together with the exhibits attached thereto, as amended, supplemented or otherwise modified, the “Commitment Letter”), by and among the Company, Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo Securities, LLC (“WFS”), Mizuho Bank, Ltd. (“Mizuho”), Nordea Bank AB (publ) (“Nordea”) and Skandinaviska Enskilda Banken AB (PUBL) (“SEB” and, together with Wells Fargo, WFS, Mizuho and Nordea, the “Initial Commitment Parties”). On March 23, 2016, the Company entered into that certain Joinder Agreement, (as amended, supplemented, or otherwise modified, the “Joinder Agreement”), setting forth the agreement of the Company and the Initial Commitment Parties regarding the joinder of each of HSBC Bank USA, National Association (“HSBC”), Svenska Handelsbanken AB (publ), New York Branch (“Svenska”) and TD Bank, N.A. (“TD” and, together with HSBC, Svenska and the Initial Commitment Parties, the “Commitment Parties”) to the Commitment Letter, pursuant to which certain of the Commitment Parties agreed to provide, subject to the satisfaction of customary closing conditions, up to $1.1 billion of senior unsecured bridge loans for the purpose of financing all or a portion of the cash consideration payable by the Company in connection with the ISE Transaction.

On May 20, 2016, the Company notified the Commitment Parties of its election to immediately and permanently reduce $670 million of the commitments under the Commitment Letter. After giving effect to such reduction, the aggregate commitments under the Commitment Letter of the Commitment Parties are $430 million.

The Commitment Parties or their affiliates have provided investment or commercial banking services to the Company or its affiliates in the past and may do so in the future.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 17, 2016, among Nasdaq, Inc. and Mizuho International plc, Skandinaviska Enskilda Banken AB (publ), Wells Fargo Securities International Limited, HSBC Bank plc and The Toronto-Dominion Bank, as the underwriters.

4.1	Third Supplemental Indenture, dated as of May 20, 2016, among Nasdaq, Inc., Wells Fargo Bank, National Association, as Trustee and HSBC Bank USA, National Association, as paying agent and as registrar and transfer agent.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated May 20, 2016.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated May 20, 2016 (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016	NASDAQ, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel